                                                     July 25, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Asset Securities Corporation
                  Home Equity Mortgage Asset-Backed Pass-Through Certificates,
                  Series 2006-EMX6

Ladies and Gentlemen:

         We have advised  Residential  Asset  Securities  Corporation  (the  "Registrant")  with respect to certain federal  income  tax  aspects  of the  issuance  by  the  Registrant  of  the  Home  Equity  Mortgage  Asset-Backed
Pass-Through  Certificates,  Series 2006-EMX6 (the  "Certificates").  The Certificates will be issued pursuant to a
Pooling  and  Servicing  Agreement,  dated as of July 1, 2006  (the  "Pooling  and  Servicing  Agreement")  as more particularly  described  in the  prospectus  dated  July  18,  2006  (the  "Base  Prospectus")  and the  prospectus supplement  dated  July 25,  2006,  (the  "Prospectus  Supplement"  and,  together  with the Base  Prospectus,  the
"Prospectus")  relating to such  series,  each forming a part of the  Registration  Statement on Form S-3 (File No.
333-131209) as filed by the Registrant  with the  Securities  and Exchange  Commission  under the Securities Act of
1933,  as amended (the  "Act"),  on January 20, 2006 and  declared  effective on March 31, 2006 (the  "Registration
Statement").  Such advice  conforms to the  description of selected  federal income tax  consequences to holders of the Certificates  that appears under the heading  "Material Federal Income Tax Consequences" in the Base Prospectus
and "Material  Federal Income Tax  Consequences"  in the Prospectus  Supplement.  Such description does not purport to  discuss  all  possible  income  tax  ramifications  of the  proposed  issuance,  but with  respect to those tax consequences  which are  discussed,  in our opinion the  description is accurate in all material  respects,  and we hereby confirm and adopt that description as our opinion herein.

Residential Asset Securities Corporation
July 25, 2006

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Prospectus  contained  therein.  In giving  such  consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and  regulations of the Commission issued thereunder,  with respect to any part of the Registration  Statement,  including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP